UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): November 26, 2019

BAR HARBOR BANKSHARES
(Exact Name of Registrant as Specified in its Charter)

Maine	001-13349	01-0393663
(State or Other Jurisdiction) of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

PO Box 400	04609-0400
82 Main Street	(Zip Code)
Bar Harbor, Maine
(Address of Principal Executive Offices)
 Registrant’s telephone number, including area code:(207) 288-3314
 Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $2.00 per share	BHB	NYSE American
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Definitive Material Agreement

On November 26, 2019, Bar Harbor Bankshares (the “Company”) entered into Subordinated Note Purchase Agreements (collectively, the “Purchase Agreement”) with certain qualified institutional buyers and accredited investors (the “Purchasers”) pursuant to which the Company sold and issued $40.0 million in aggregate principal amount of its 4.625% Fixed-to-Floating Rate Subordinated Notes due 2029 (the “Notes”). The Notes were offered and sold by the Company to eligible purchasers in a private offering in reliance on the exemption from the registration requirements of Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”) and the provisions of Regulation D promulgated thereunder (the “Private Placement”). The Company intends to use the net proceeds from the offering for general corporate purposes, including the replacement of $22.0 million in debt outstanding as of September 30, 2019.

The Notes have a ten-year term and, from and including the date of issuance to but excluding December 1, 2024, will bear interest at a fixed annual rate of 4.625%, payable semi-annually in arrears, for the first five years of the term. From and including December 1, 2024 to but excluding the maturity date or early redemption date, the interest rate shall reset quarterly to an interest rate per annum equal to the then current three-month Secured Overnight Financial Reporting Rate provided by the Federal Reserve Bank of New York ("SOFR") (provided, that in the event that the three-month SOFR is less than zero, the three-month SOFR shall be deemed to be zero) plus 327 basis points, payable quarterly in arrears. If the three-month SOFR cannot be determined on a given date, a different index shall be determined and used in accordance with the terms of the Notes.

The Notes are redeemable, in whole or in part, on December 1, 2024, on any interest payment date thereafter, and at any time upon the occurrence of certain events. The Purchase Agreement contains certain customary representations, warranties and covenants made by the Company, on the one hand, and the Purchasers, severally and not jointly, on the other hand.

On November 26, 2019, in connection with the sale and issuance of the Notes, the Company entered into Registration Rights Agreements (collectively, the “Registration Rights Agreement”) with the Purchasers. Under the terms of the Registration Rights Agreement, the Company has agreed to take certain actions to provide for the exchange of the Notes for subordinated notes that are registered under the Securities Act and have substantially the same terms as the Notes (the “Exchange Notes”). Among other things, the Company has agreed to file an exchange offer registration statement with the Securities and Exchange Commission and to use commercially reasonable efforts to cause such exchange offer registration statement to be declared effective with certain time frames. Under certain circumstances, if the Company fails to meet its obligations under the Registration Rights Agreement, it would be required to pay additional interest to the holders of the Notes.

The Notes were issued under an Indenture, dated November 26, 2019 (the “Indenture”), between the Company and U.S. Bank, National Association, as trustee. The Notes are not subject to any sinking fund and are not convertible into or, other than with respect to the Exchange Notes, exchangeable for any other securities or assets of the Company or any of its subsidiaries. The Notes are not subject to redemption at the option of the holder. The Notes are unsecured, subordinated obligations of the Company only and are not obligations of, and are not guaranteed by, any subsidiary of the Company. The Notes rank junior in right to payment to the Company’s current and future senior indebtedness. The Notes are intended to qualify as Tier 2 capital for regulatory capital purposes for the Company.

The foregoing descriptions of the Purchase Agreement, the Notes, the Registration Rights Agreement, the Indenture, and the Private Placement do not purport to be complete and are qualified in their entirety by reference to the full text of the Purchase Agreement, the Notes, the Registration Rights Agreement, and the Indenture, forms of which are filed as Exhibits 10.1, 4.2, 10.2, and 4.1, respectively, hereto and are incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth under Item 1.01 and the full text of the Indenture and form of Note, which are attached hereto as Exhibits 4.1 and 4.2, respectively, are incorporated by reference into this Item 2.03.

Item 7.01 Regulation FD Disclosure

On November 26, 2019, the Company issued a press release, a copy of which is furnished as Exhibit 99.1 hereto and is hereby incorporated by reference herein, announcing the Private Placement.

The information in this Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liabilities of such section, nor shall such information or exhibit be deemed incorporated by reference in any filing under the Securities Act, except as shall be expressly set forth by specific reference in any such filing.

Item 8.01 Other Events

In connection with the Private Placement, Kroll Bond Rating Agency ("KBRA") assigned long-term credit ratings for the Company and the Bank with a Stable Outlook. Specifically, KBRA assigned the Company a subordinated debt rating of BBB-.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description
4.1*	Indenture, dated as of November 26, 2019, by and between Bar Harbor Bankshares and U.S. Bank, National Association
4.2	Form of 4.625% Fixed-to-floating Subordinated Note due 2029 of Bar Harbor Bankshares
10.1*	Form of Subordinated Note Purchase Agreement, dated as of November 26, 2019, by and among Bar Harbor Bankshares and the Purchasers
10.2	Form of Registration Rights Agreement, dated as of November 26, 2019, by and among Bar Harbor Bankshares and the Purchasers
99.1	Press Release issued by Bar Harbor Bankshares on November 26, 2019

*Schedules (or similar attachments) have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company hereby undertakes to furnish copies of any of the omitted schedules upon request by the Securities and Exchange Commission; provided, however, that the Company may request confidential treatment pursuant to Rule 24b-2 of the Exchange Act for any schedules so furnished.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Bar Harbor Bankshares

DATE:	November 26, 2019	By:	/s/ Curtis C. Simard
Curtis C. Simard
President and CEO